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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 29, 2002

POLARIS INDUSTRIES INC.

(Exact name of Registrant as specified in its charter)

Minnesota (State of Incorporation)	1-11411 (Commission File Number)	41-1790959 (I.R.S. Employer Identification No.)

2100 Highway 55
Medina, Minnesota 55340
(Address of principal executive offices)
(Zip Code)

(612) 542-0500
(Registrant’s telephone number, including area code)

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Item 7(c). EXHIBITS.

99.1	Press Release

99.2	Presentation Materials

Item 9. REGULATION FD DISCLOSURE

     On July 26, 2002, Polaris Industries Inc. (the “Company”) issued a press release, attached as Exhibit 99.1, announcing that executives of the Company would be delivering presentations to a group of financial analysts in connection with a meeting of the Company’s dealers on July 28 and 29, 2002.

The presentations will be broadcast over the Internet from 9:00 a.m. to 1:00 p.m. eastern time on July 29, 2002 and can be accessed at www.polarisindustries.com or www.ccbn.com. To listen to the presentations, go to the website at least 15 minutes before the presentations begin in order to register, download and install any needed audio software.

Those wishing to listen to the presentations by telephone may dial 800-374-1380 and ask to be connected to the Polaris analyst conference call.

A recording of the presentations will be available from approximately two hours after the presentations end through Monday, August 5, 2002, and will be accessible by dialing 800-642-1687 and passcode 5084912.

Copies of the slides used in the presentations are attached as Exhibit 99.2. These materials are also available on the Company’s website at www.polarisindustries.com.

The information contained in this report is furnished and not deemed to be filed for purposes of Section 18 of the Securities Exchange Act of 1934.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on it behalf by the undersigned, thereunto duly authorized.

Date: July 29, 2002

POLARIS INDUSTRIES INC

/s/ Michael W. Malone
Michael W. Malone Vice President – Finance, Chief Financial Officer and Secretary of Polaris Industries Inc

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